Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225053

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2018)

YOUNGEVITY INTERNATIONAL, INC.

 Up to $60,000,000 of Shares
Common Stock

We have entered into an At The Market Offering Agreement, or sales agreement, with The Benchmark Company, LLC (“Benchmark”) dated January 7, 2019, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell up to $60,000,000 of shares of our common stock from time to time through Benchmark, acting as sales agent.

Our common stock is listed on the NASDAQ Capital Market under the symbol “YGYI.” On January 3, 2019, the last reported sale price of our common stock was $5.61 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Benchmark is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Benchmark will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Benchmark will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Benchmark will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Benchmark with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-13 for more information regarding Benchmark’s compensation and expenses.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The Benchmark Company, LLC

The date of this prospectus supplement is January 7, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $60,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. The second part, the accompanying prospectus dated May 29, 2018, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference therein. We have not and Benchmark has not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

No action has been or will be taken in any jurisdiction by us or Benchmark that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

INDUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision. Unless the context requires otherwise, references in this prospectus supplement to “Youngevity,” “the Company,” “we,” “us” and “our” refer to Youngevity International, Inc.

Our Business

Overview

We are a leading omni-direct lifestyle company offering a hybrid of the direct selling business model that also offers e-commerce and the power of social selling. Assembling a virtual main street of products and services under one corporate entity, we offer products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services.

We operate in two segments: the direct selling segment where products are offered through a global distribution network of preferred customers and distributors and the commercial coffee segment where products are sold directly to businesses.

In the direct selling segment, we sell health and wellness products on a global basis and offer a wide range of products through an international direct selling network of independent distributors. Our multiple independent selling forces sell a variety of products through friend-to-friend marketing and social networking.

We also engage in the commercial sale of coffee. We own a traditional coffee roasting business, CLR Roasters, LLC ("CLR"), that sells roasted and unroasted coffee and produces coffee under its own Café La Rica brand, Josie’s Java House brand and Javalution brands. CLR produces coffee under a variety of private labels through major national sales outlets and major customers including cruise lines and office coffee service operators. During fiscal 2014 CLR acquired the Siles Plantation Family Group, a coffee plantation and dry-processing facility located in Matagalpa, Nicaragua, an ideal coffee growing region that is historically known for high quality coffee production. The dry-processing facility is approximately 26 acres and the plantation is approximately 500 acres and produces 100 percent Arabica coffee beans that are shade grown, Rainforest Alliance Certified™ and Fair Trade Certified™. The plantation, dry-processing facility and existing U.S. based coffee roaster facilities allows CLR to control the coffee production process from field to cup.

We conduct our operations primarily in the United States. For the three months ended September 30, 2018 and 2017 approximately 14% and 12%, respectively, of our sales were derived from sales outside the United States. For the nine months ended September 30, 2018 and 2017 approximately 14% and 11%, respectively, of our sales were derived from sales outside the United States.

Direct Selling Segment - In the direct selling segment we sell health and wellness, beauty product and skin care, scrap booking and story booking items, packaged food products and other service-based products on a global basis and offer a wide range of products through an international direct selling network. Our direct sales are made through our network, which is a web-based global network of customers and distributors. Our independent sales force markets a variety of products to an array of customers, through friend-to-friend marketing and social networking. We consider our company to be an e-commerce company whereby personal interaction is provided to customers by our independent sales network. Initially, our focus was solely on the sale of products in the health, beauty and home care market through our marketing network; however, we have since expanded our selling efforts to include a variety of other products in other markets. Our direct selling segment offers more than 5,500 products to support a healthy lifestyle.

Since 2010 we have expanded our operations through a series of acquisitions of the assets of other direct selling companies including their product lines and sales forces. We have also substantially expanded our distributor base by merging the assets that we have acquired under our web-based independent distributor network, as well as providing our distributors with additional new products to add to their product offerings.

Set forth below is information regarding each of our acquisitions since 2012.

Business	Date of Acquisition	Product Categories

ViaViente	March 1, 2018	Nutritional Supplements
Nature Direct	February 12, 2018	A manufacturer and distributor of essential-oil based nontoxic cleaning and care products for personal, home and professional use
BeautiControl, Inc.	December 13, 2017	Cosmetic and Skin Care Products
Future Global Vision, Inc.	November 6, 2017	Nutritional Supplements and Automotive Fuel Additive Products
Sorvana International, LLC (FreeLife International, Inc.)	July 1, 2017	Health and Wellness Products
Ricolife, LLC	March 1, 2017	Teas
Bellavita Group, LLC	March 1, 2017	Health and Beauty Products
Legacy for Life, LLC	September 1, 2016	Nutritional Supplements
Nature’s Pearl Corporation	September 1, 2016	Nutritional Supplements and Skin Care Products
Renew Interest, LLC (SOZO Global, Inc.)	July 29, 2016	Nutritional Supplements and Skin Care Products
South Hill Designs Inc.	January 20, 2016	Jewelry
PAWS Group, LLC	July 1, 2015	Pet Treats
Mialisia & Co., LLC	June 1, 2015	Jewelry
JD Premium LLC	March 4, 2015	Dietary Supplement Company
Sta-Natural, LLC	February 23, 2015	Vitamins, Minerals and Supplements for families and their pets
Restart Your Life, LLC	October 1, 2014	Dietary Supplements
Beyond Organics, LLC	May 1, 2014	Organic Food and Beverages
Good Herbs, Inc.	April 28, 2014	Herbal Supplements
Biometics International, Inc.	November 19, 2013	Liquid Supplements
GoFoods Global, LLC	October 1, 2013	Packaged Foods
Heritage Markers, LLC	August 14, 2013	Digital Products
Livinity, Inc.	July 10, 2012	Nutritional Products
GLIE, LLC (DBA True2Life)	March 20, 2012	Nutritional Supplements

Coffee Segment - We engage in the commercial sale of one of our products, our coffee, through our wholly-owned subsidiary, CLR, which was established in 2001. We own a traditional coffee roasting business that produces coffee under its own Café La Rica brand, Josie’s Java House Brand and Javalution brands. CLR produces a variety of private labels through major national sales outlets and to major customers including cruise lines and office coffee service operators, as well as through our distributor network. CLR produces and markets a unique line of coffees with health benefits under the JavaFit® brand which is sold directly to consumers. In April 2017, CLR reached an agreement with Major League Baseball's Miami Marlins to feature CLR’s Café La Rica Gourmet Espresso coffee as the “Official Cafecito of the Miami Marlins” at Marlins Park in Miami, Florida.

Our roasting facility is located in Miami, Florida, is 50,000 square foot and is SQF (Safe Quality Food) Level 2 certified, which is a stringent food safety process that verifies the coffee bean processing plant and distribution facility is in compliance with Certified HACCP (Hazard Analysis, Critical Control Points) food safety plans.

In March 2014, we expanded our coffee segment and started our new green coffee business with CLR’s acquisition of Siles Plantation Family Group, which is a wholly-owned subsidiary of CLR located in Matagalpa, Nicaragua. Siles Plantation Family Group includes “La Pita,” a dry-processing facility on approximately 26 acres of land and “El Paraiso,” a coffee plantation consisting of approximately 500 acres of land and thousands of coffee plants which produces 100 percent Arabica coffee beans that are shade grown, Organic, Rainforest Alliance Certified™ and Fair Trade Certified™.

The plantation and dry-processing facility allows CLR to control the coffee production process from field to cup. The dry-processing plant allows CLR to produce and sell green coffee to major coffee suppliers in the United States and around the world. CLR has engaged a husband and wife team to operate the Siles Plantation Family Group by way of an operating agreement. The agreement provides for the sharing of profits and losses generated by the Siles Plantation Family Group after certain conditions are met. CLR has made substantial improvements to the land and facilities since 2014. The 2018 harvest season was completed during May 2018 and the 2019 harvest season is expected to be completed during the second quarter of 2019.

On July 25, 2018, CLR entered into a 5-year contract for the sale and processing of over 41 million pounds of green coffee on an annual basis. Revenue for this contract covers the period 2019 through 2023 with first shipments expected to begin in January of 2019.

Industry Overview

We are engaged in two industries, the direct selling industry and the coffee industry.

Direct Selling Industry

Direct selling is a business distribution model that allows a company to market its products directly to consumers by means of independent contractors and relationship referrals. Independent, unsalaried salespeople, referred to as distributors, represent us and are awarded a commission based upon the volume of product sold through each of their independent business operations.

The World Federation of Direct Selling Association reported in its “2017 Global Sales by Product Category” that the fastest growing product was wellness followed by cosmetics & personal care, representing 66% of retail sales. Top product categories that continue to gain market share: home and family care/durables, personal care, jewelry, clothing, leisure/educations. Wellness products include weight-loss products and dietary supplements. In the United States, as reported by The Direct Selling Association (“DSA”), 18.6 million people were involved in direct selling in 2017 compared to 20.5 million people in 2016, a decrease of approximately 9.27%. Estimated direct retail sales for 2017 was reported by the DSA’s 2018 Growth & Outlook Report to be $34.9 billion compared to $35.54 billion in 2016.

Coffee Industry

Our coffee segment includes coffee bean roasting and the sales of green coffee beans. Our roasting facility, located in Miami, Florida, procures coffee primarily from Central America. Our green coffee business procures coffee from Nicaragua by way of growing our own coffee beans and purchasing green coffee beans directly from other farmers. CLR sells coffee to domestic and international customers, both green and roasted coffee.

The United States Department of Agriculture (“USDA”) reported in its June 2018 “Coffee: World Markets and Trade” report for 2018/2019 that world coffee production is forecasted to be 11.4 million bags higher than the previous year at a record of 171.2 million bags, and that global consumption is forecasted at a record of 163.2 million bags. The report further indicated that for 2019, Central America and Mexico are forecasted to contribute 20.3 million bags of coffee beans and more than 45% of the exports are destined to the European Union and approximately 33% to the United States. The United States imports the second-largest amount of coffee beans worldwide and is forecasted at 27 million bags in 2019. In addition, in the USDA’s June 2017 report, it was anticipated that world exports of green coffee would remain steady totaling 111 million bags in 2018.

Emerging Growth Company

We are an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(a)
the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(b)
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(c)
the date on which we have issued more than $1.0 billion in non-convertible debt, during the previous 3-year period, issued; or.

(d)
the date on which we are deemed to be a large accelerated filer.

As an emerging growth company we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Exchange Act, which requires the shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our Corporate History

Youngevity International, Inc., formerly AL International, Inc., founded in 1996, operates through two segments including the following wholly-owned domestic subsidiaries: AL Global Corporation, which operates our direct selling networks, CLR Roasters, LLC, our commercial coffee business, 2400 Boswell LLC, MK Collaborative LLC, Youngevity Global LLC and the wholly-owned foreign subsidiaries: Youngevity Australia Pty. Ltd., Youngevity NZ, Ltd., Siles Plantation Family Group S.A. (“Siles”), located in Nicaragua, Youngevity Mexico S.A. de CV, Youngevity Israel, Ltd., Youngevity Russia, LLC, Youngevity Colombia S.A.S, Youngevity International Singapore Pte. Ltd., Mialisia Canada, Inc. and Legacy for Life Limited (Hong Kong). We also operate through the BellaVita Group LLC, with operations in Taiwan, Hong Kong, Singapore, Indonesia, Malaysia and Japan. We also operate subsidiary branches of Youngevity Global LLC in the Philippines and Taiwan.

On July 11, 2011, AL Global Corporation, a privately held California corporation (“AL Global”), merged with and into a wholly-owned subsidiary of Javalution Coffee Company, a publicly traded Florida corporation (“Javalution”). After the merger, Javalution reincorporated in Delaware and changed its name to AL International, Inc. In connection with this merger, CLR, which had been a wholly-owned subsidiary of Javalution prior to the merger, continued to be a wholly-owned subsidiary of AL International, Inc. CLR operates a traditional coffee roasting business, and through the merger we were provided access to additional distributors, as well as added the JavaFit® product line to our network of direct marketers.

Effective July 23, 2013, we changed our name from AL International, Inc. to Youngevity International, Inc.

On June 7, 2017, an amendment to our Certificate of Incorporation became effective which effectuated: (i) a 1-for-20 reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock; (ii) a decrease in the number of shares of (a) common stock authorized from 600,000,000 to 50,000,000 and (b) preferred stock authorized from 100,000,000 to 5,000,000.

Our Corporate Headquarters

Our corporate headquarters are located at 2400 Boswell Road, Chula Vista, California 91914. This is also the location of our operations and distribution center. The facility consists of a 59,000 square foot Class A single use building that is comprised 40% of office space and the balance is used for distribution.

Our telephone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

Available Information

Since June 21, 2017, our common stock has been listed on the NASDAQ Capital Market under the symbol “YGYI.” From June 2013 until June 2017, our common stock was traded on the OTCQX Marketplace operated by the OTC Markets Group under the symbol “YGYI.”

Additional information about our company is contained at our website, http://www.youngevity.com. Information contained on our website is not incorporated by reference into, and does not form any part of, this registration statement. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are electronically filed with, or furnish it to, the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics and the Charters for the Audit Committee and Compensation Committee. Our phone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $60,000,000.

Common stock to be outstanding after this offering (1)
Up to 36,455,895 shares (as more fully described in the notes following this table), assuming sales of 10,695,187 shares of our common stock in this offering at an assumed offering price of $5.61 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on January 3, 2019. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
“At the market offering” that may be made from time to time on the NASDAQ Capital Market or other market for our common stock in the United States through our agent, The Benchmark Company, LLC. See the section entitled “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds
We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, for the acquisition of additional companies, paying general and administrative expenses and accounts payable, increasing our working capital, and funding capital expenditures.  See “Use of Proceeds” on page S-9.

Risk factors
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Capital Market symbol	YGYI
__________________

(1)
Based on 25,760,708 shares of our common stock outstanding as of January 3, 2019, and excludes as of that date:

●
107,140 shares of our common stock that are issuable upon conversion of the notes in the principal amount of $750,000 that we issued in 2014 with a conversion price of $7.00 per share;

●
5,876,980 shares of our common stock that are issuable upon exercise of outstanding warrants with a weighted average exercise price of $5.29 per share;

●
2,390,205 shares of our common stock that are issuable upon exercise of outstanding options, with a weighted average exercise price of $4.45 which were issued under our equity incentive plan;

●
487,500 shares of our common stock that are issuable upon the vesting of restricted stock units which were issued under our equity incentive plan;

●
1,081,471 shares of our common stock which are reserved for equity awards that may be granted under our equity incentive plan; and

●
an aggregate of 275,757 shares of our common stock issuable upon conversion of our outstanding shares of preferred stock (258,874 shares of our common stock that are issuable upon conversion of 129,437 outstanding shares of Series B Convertible Preferred Stock and 16,883 shares of our common stock issuable upon conversion of 161,135 outstanding shares of Series A Convertible Preferred Stock).

Unless we indicate otherwise, all information in this prospectus supplement is based on 25,760,708 shares of common stock outstanding as of January 3, 2019 and gives effect to the (i) issuance of 428,571 shares of our common stock to an investor upon conversion of a note in the principal amount of $3,000,000, (ii) issuance of 747,664 shares of our common stock to an investor in exchange for a note in the principal amount of $4,000,000 pursuant to a note exchange agreement entered into on October 23, 2018 that was effected on December 5, 2018 (iii) the issuance of an aggregate of 494,999 shares of our common stock subsequent to September 30, 2018 to investors in our private placement consummated in August, September and October of 2018 and (iv) the issuance of 1,394,726 shares of our common stock issued to investors upon the conversion of all of our outstanding shares Series C Convertible Preferred Stock.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $5.61 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on January 3, 2019.

 RISK FACTORS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

Additional Risks Relating to the Offering

Risks Relating to the Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used primarily for general corporate purposes, which may include, among other things, for future acquisition of companies, paying general and administrative expenses and accounts payable, increasing our working capital, and funding capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and potentially impair the operation and expansion of our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 10,695,187 shares of our common stock are sold at a price of $5.61 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on January 3, 2019, for aggregate gross proceeds of approximately $60,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $4.47 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-11. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

You may experience future dilution as a result of future equity or debt offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends on our common stock. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. Such issuances could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The shares of common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus supplement, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus supplement the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus supplement. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus supplement. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $60,000,000 from time to time under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Benchmark as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, for the acquisition of additional companies, paying general and administrative expenses and accounts payable, increasing our working capital, and funding capital expenditures. We are not, however, a party to any agreements with respect to any potential future acquisitions and there are no assurances we will acquire any additional companies.

The amounts and timing of our actual expenditures will depend on numerous factors, including the needs of our business, such as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock, and we currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain all future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as any other factors our board deems relevant.

DILUTION

If you purchase shares of our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value on September 30, 2018 was approximately $(11,417,000), or $(0.52) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible book value as of September 30, 2018 was $(2,421,990), or $(0.09) per share of common stock, based upon 25,760,708 shares outstanding, after giving effect to the (i) issuance of 428,571 shares of common stock to an investor upon conversion of a note in the principal amount of $3,000,000 (ii) issuance of 747,664 shares of common stock to an investor in exchange for a note in the principal amount of $4,000,000 pursuant to a note exchange agreement entered into on October 23, 2018 that was effected on December 5, 2018 (iii) the issuance of an aggregate of 494,999 shares of common stock to investors in our private placement consummated in August, September and October of 2018 and our receipt of net proceeds of $1,995,010 from such investors subsequent to September 30, 2018 (iv) our receipt of cash proceeds of $5,000,000 from the issuance by CLR of a note in the principal amount of $5,000,000 on December 13, 2018 and (v) the issuance of 1,394,726 shares of our common stock issued to investors upon the conversion of all of our outstanding shares Series C Convertible Preferred Stock.

After giving effect to our sale of 10,695,187 shares of common stock offered by us at the assumed public offering price of $5.61 per share which is the last reported sale price of our common stock on the NASDAQ Capital Market on January 3, 2019, after deducting the estimated commissions and estimated offering expenses payable by us, our as pro forma adjusted net tangible book value as of September 30, 2018 would have been approximately $41,653,010, or $1.14 per share.

Assuming the completion of the offering, this represents an immediate increase in pro forma net tangible book value of $1.23 per share to existing stockholders and immediate dilution in pro forma as adjusted net tangible book value of $4.47 per share to new investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.61
Pro forma net tangible book value per share as of September 30, 2018	$(0.09)
Increase in net tangible book value per share attributable to new investors participating in this offering	$1.23
Pro forma as adjusted net tangible book value per share after giving effect to this offering		1.14
Dilution per share to new investors participating in this offering		$4.47

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 25,760,708 shares of common stock issued and outstanding as of September 30, 2018 after giving effect to the shares issued and proceeds received as discussed above and excludes as of September 30, 2018:

●
107,140 shares of our common stock that are issuable upon conversion of the notes in the principal amount of $750,000 that we issued in 2014 with a conversion price of $7.00 per share;

●
3,169,234 shares of our common stock that are issuable upon exercise of outstanding warrants with a weighted average exercise price of $5.47 per share;

●
2,418,827 shares of our common stock that are issuable upon exercise of outstanding options, with a weighted average exercise price of $4.46 which were issued under our equity incentive plan;

●
487,500 shares of our common stock that are issuable upon the vesting of restricted stock units which were issued under our equity incentive plan;

●
1,063,373 shares of our common stock which are reserved for equity awards that may be granted under our equity incentive plan; and

●
an aggregate of 648,817 shares of our common stock issuable upon conversion of our outstanding shares of preferred stock (631,934 shares of our common stock that are issuable upon conversion of 315,967 outstanding shares of Series B Convertible Preferred Stock and 16,883 shares of our common stock issuable upon conversion of 161,135 outstanding shares of Series A Convertible Preferred Stock).

To the extent that any of these outstanding notes or shares of preferred stock are converted or the outstanding options or warrants are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Benchmark under which we may issue and sell our common stock having an aggregate gross sales price of up to $60,000,000 from time to time through Benchmark acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. We may instruct Benchmark not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Benchmark may suspend the offering of common stock upon notice and subject to other conditions.

Benchmark will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and Benchmark. Each time we wish to issue and sell common stock under the sales agreement, we will notify Benchmark of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Benchmark, unless Benchmark declines to accept the terms of the notice, Benchmark has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Benchmark under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay Benchmark commissions for its services in acting as agent in the sale of common stock. Benchmark will be paid a commission in an amount equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Benchmark for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Benchmark under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Benchmark in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Benchmark may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Benchmark may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Benchmark against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as provided therein. We may terminate the sales agreement at any time upon one business days’ prior notice to Benchmark and Benchmark may terminate the sales agreement at any time upon thirty business days’ prior notice to us.

Benchmark and its affiliates may, in the future, provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Benchmark will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement has been filed with the SEC as an exhibit to a Current Report on Form 8-K, which was filed on January 7, 2019.

This prospectus in electronic format may be made available on a website maintained by Benchmark and Benchmark may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel to Benchmark in this offering.

EXPERTS

The financial statements of Youngevity International, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Mayer Hoffman McCann P.C., an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-38116) including those made after the date of this prospectus supplement and before the completion of the offering of the shares of our common stock included in this prospectus supplement:

●
Our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018;

●
Our quarterly report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 14, 2018, for the six months ended June 30, 2018 filed with the SEC on August 14, 2018 and for the nine months ended September 30, 2018 filed with the SEC on November 14, 2018;

●
Our current reports on Form 8-K filed with the SEC on January 23, 2018, February 14, 2018, March 8, 2018, March 16, 2018, April 2, 2018, June 26, 2018, July 25, 2018, July 31, 2018, August 21, 2018, September 7, 2018, September 13, 2018, September 21, 2018, September 21, 2018, October 4, 2018, October 9, 2018, October 29, 2018, October 31, 2018, November 29, 2018, December 6, 2018, December 19, 2018 and January 7, 2019;

●
Our definitive proxy statement on Schedule 14A relating to our 2018 annual meeting of stockholders filed with the SEC on June 8, 2018;

●
Our definitive information statement on Schedule 14C relating to approval of certain share issuances filed with the SEC on November 14, 2018;

●
The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on June 15, 2017; and

●
The description of our preferred stock set forth in our registration statement on Form 8-A12G, filed with the SEC on February 12, 2018 (File No. 000-54900).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914, (619) 934-3980.

PROSPECTUS

YOUNGEVITY INTERNATIONAL, INC.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $75,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “YGYI.” On May 15, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.90 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of May 15, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was $30,935,753, based on 21,536,069 shares of outstanding common stock, of which 14,630,767 shares are held by affiliates, and a per share price of $4.48 based on the closing sale price of our common stock on March 21, 2018. We have not offered or sold any securities during the past twelve months pursuant to General Instruction I.B.6 to Form S-3.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2018

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus, supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus, “Youngevity,” “the Company,” “we,” “us,” and “our” refer to Youngevity International, Inc., a Delaware corporation, unless the context otherwise requires.

OUR BUSINESS

Overview

We are a leading omni-direct lifestyle company offering a hybrid of the direct selling business model that also offers e-commerce and the power of social selling. Assembling a virtual main street of products and services under one corporate entity, we offer products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services.

We operate in two segments: the direct selling segment where products are offered through a global distribution network of preferred customers and distributors and the commercial coffee segment where products are sold directly to businesses. During the three months ended March 31, 2018 and 2017, we derived approximately 82% and 86%, respectively, of our revenue from our direct selling sales and approximately 18% and 14%, respectively, of our revenue from our commercial coffee sales and during the years ended December 31, 2017 and 2016, we derived approximately 86% and 89%, respectively, of our revenue from our direct selling sales and approximately 14% and 11%, respectively, of our revenue from our commercial coffee sales.

Direct Selling Segment - In the direct selling segment we sell health and wellness, beauty product and skin care, scrap booking and story booking items, packaged food products and other service-based products on a global basis and offer a wide range of products through an international direct selling network. Our direct sales are made through our network, which is a web-based global network of customers and distributors. Our independent sales force markets a variety of products to an array of customers, through friend-to-friend marketing and social networking. We consider our company to be an e-commerce company whereby personal interaction is provided to customers by our independent sales network. Initially, our focus was solely on the sale of products in the health, beauty and home care market through our marketing network; however, we have since expanded our selling efforts to include a variety of other products in other markets. Our direct selling segment offers more than 5,500 products to support a healthy lifestyle.

Since 2010 we have expanded our operations through a series of acquisitions of the assets of other direct selling companies including their product lines and sales forces. We have also substantially expanded our distributor base by merging the assets that we have acquired under our web-based independent distributor network, as well as providing our distributors with additional new products to add to their product offerings.

Set forth below is information regarding each of our acquisitions since 2012.

Business	Date of Acquisition	Product Categories

ViaViente	March 1, 2018	Nutritional Supplements
Nature Direct	February 12, 2018	A manufacturer and distributor of essential-oil based nontoxic cleaning and care products for personal, home and professional use
BeautiControl, Inc.	December 13, 2017	Cosmetic and Skin Care Products
Future Global Vision, Inc.	November 6, 2017	Nutritional Supplements and Automotive Fuel Additive Products
Sorvana International, LLC (FreeLife International, Inc.)	July 1, 2017	Health and wellness products
Ricolife, LLC	March 1, 2017	Teas
Bellavita Group, LLC	March 1, 2017	Health and Beauty Products
Legacy for Life, LLC	September 1, 2016	Nutritional Supplements
Nature’s Pearl Corporation	September 1, 2016	Nutritional Supplements and Skin Care Products
Renew Interest, LLC (SOZO Global, Inc.)	July 29, 2016	Nutritional Supplements and Skin Care Products
South Hill Designs Inc.	January 20, 2016	Jewelry
PAWS Group, LLC	July 1, 2015	Pet treats
Mialisia & Co., LLC	June 1, 2015	Jewelry
JD Premium LLC	March 4, 2015	Dietary Supplement Company
Sta-Natural, LLC	February 23, 2015	Vitamins, Minerals and Supplements for families and their pets
Restart Your Life, LLC	October 1, 2014	Dietary Supplements
Beyond Organics, LLC	May 1, 2014	Organic Food and Beverages
Good Herbs, Inc.	April 28, 2014	Herbal Supplements
Biometics International, Inc.	November 19, 2013	Liquid Supplements
GoFoods Global, LLC	October 1, 2013	Packaged Foods
Heritage Markers, LLC	August 14, 2013	Digital Products
Livinity, Inc.	July 10, 2012	Nutritional Products
GLIE, LLC (DBA True2Life)	March 20, 2012	Nutritional Supplements

Coffee Segment - We engage in the commercial sale of one of our products, our coffee through our subsidiary CLR Roasters, LLC (“CLR”). We own a traditional coffee roasting business that produces coffee under its own Café La Rica brand, Josie’s Java House Brand and Javalution brands. CLR produces a variety of private labels through major national sales outlets and to major customers including cruise lines and office coffee service operators, as well as through our distributor network. CLR was established in 2001 and is our wholly-owned subsidiary. CLR produces and markets a unique line of coffees with health benefits under the JavaFit® brand which is sold directly to consumers. In April 2017, CLR reached an agreement with Major League Baseball's Miami Marlins to feature CLR’s Café La Rica Gourmet Espresso coffee as the “Official Cafecito of the Miami Marlins” at Marlins Park in Miami, Florida.

Our roasting facility is located in Miami, Florida, is 50,000 square foot and is SQF Level 2 certified, which is a stringent food safety process that verifies the coffee bean processing plant and distribution facility is in compliance with Certified HACCP (Hazard Analysis, Critical Control Points) food safety plans.

In March 2014, we expanded our coffee segment and started our new green coffee business with CLR’s acquisition of Siles Plantation Family Group, which is a wholly-owned subsidiary of CLR located in Matagalpa, Nicaragua. Siles Plantation Family Group includes “La Pita,” a dry-processing facility on approximately 26 acres of land and “El Paraiso,” a coffee plantation consisting of approximately 500 acres of land and thousands of coffee plants which produces 100 percent Arabica coffee beans that are shade grown, Organic, Rainforest Alliance Certified™ and Fair Trade Certified™.

The plantation and dry-processing facility allows CLR to control the coffee production process from field to cup. The dry-processing plant allows CLR to produce and sell green coffee to major coffee suppliers in the United States and around the world. CLR has engaged a husband and wife team to operate the Siles Plantation Family Group by way of an operating agreement. The agreement provides for the sharing of profits and losses generated by the Siles Plantation Family Group after certain conditions are met. CLR has made substantial improvements to the land and facilities since 2014. The 2018 harvest season started in November 2017 and will continue through the end of May 2018.

Industry Overview

We are engaged in two industries, the direct selling industry and the coffee industry.

Direct Selling Industry

Direct selling is a business distribution model that allows a company to market its products directly to consumers by means of independent contractors and relationship referrals. Independent, unsalaried salespeople, referred to as distributors, represent us and are awarded a commission based upon the volume of product sold through each of their independent business operations.

The Direct Selling Association (“DSA”) reported in its “2016 An Overview” that the fastest growing product was Wellness followed by Services & Other, the two categories alone representing approximately $20 billion in sales in 2016. Top product categories that continue to gain market share: home and family care/durables, personal care, jewelry, clothing, leisure/educations. Wellness products include weight-loss products and dietary supplements. In the United States, as reported by the DSA, a record 20.5 million people were involved in direct selling in 2016, an increase of 1.5% compared to 2015. Estimated direct retail sales for 2016 was reported by the 2017 Growth & Outlook Report to be $35.54 billion compared to $36.12 billion in 2015.

Coffee Industry

Our coffee segment includes coffee bean roasting and the sales of green coffee beans. Our roasting facility, located in Miami, Florida, procures coffee primarily from Central America. Our green coffee business procures coffee from Nicaragua by way of growing our own coffee beans and purchasing green coffee beans directly from other farmers. CLR sells coffee to domestic and international customers, both green and roasted coffee.

The United States Department of Agriculture (“USDA”) reported in its June 2017 “Coffee: World Markets and Trade” report for the 2017/18 Forecast Overview that world coffee production is forecasted at 159 million bags (60 kilograms or approximately 132 pounds), which is unchanged from the previous year. World exports of green coffee are expected to remain steady totaling 111 million bags in 2018, with global consumption forecasted at a record 158 million bags. For 2018, Central America and Mexico are forecasted to contribute 18.1 million bags of coffee beans and approximately 40 percent of the exports are destined to the United States and 35 percent to the European Union. The

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●
designation or classification;

●
aggregate principal amount or aggregate offering price;

●
maturity, if applicable;

●
original issue discount, if any;

●
rates and times of payment of interest or dividends, if any;

●
redemption, conversion, exchange or sinking fund terms, if any;

●
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●
ranking;

●
restrictive covenants, if any;

●
voting or other rights, if any; and

●
important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Authorized Capital

Our authorized capital consists of 50 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. As of May 15, 2018, 21,536,069 shares of common stock were issued and outstanding and 542,308 shares of preferred stock were issued and outstanding.

Common Stock

We may issue shares of our common stock from time to time. Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on our books, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any cash dividends on our common stock, and we do not plan to declare any cash dividends on our common stock in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering when issued will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5 million shares of preferred stock, 161,135 have been designated as Series A Convertible Preferred Stock (“Series A Preferred”) and 1,052,631 have been designated as Series B Convertible Preferred Stock (“Series B Preferred”). It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●
restricting dividends on our common stock;
●
diluting the voting power of our common stock;
●
impairing liquidation rights of our common stock; or
●
delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Preferred

As of May 15, 2018, we have 161,135 shares of Series A Preferred issued and outstanding. The holders of the Series A Preferred are entitled to receive a cumulative dividend at a rate of 8.0% per year, payable annually either in cash or shares of our Company's common stock at our election.  Each share of Series A Preferred is initially convertible into one-tenth of a share of common stock, subject to adjustment. The holders of Series A Preferred are entitled to receive payments upon our liquidation, dissolution or winding up before any amount is paid to the holders of common stock. The holders of Series A Preferred have no voting rights, except as required by law.

Series B Preferred

As of May 15, 2018, we have 381,173 shares of Series B Preferred issued and outstanding. The shares of Series B Preferred have a stated value of $.001 per share and are initially convertible at any time, in whole or in part, at the option of the holders, at an initial conversion price of $4.75 per share, into two shares of our common stock, have no voting rights, and is entitled to cumulative dividends from the date of original issue at a rate of 5.0% per annum and a liquidation preference, ranking senior to our outstanding Series A Preferred and the common stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with

Emerging Growth Company

We are an emerging growth company under the JOBS ACT, which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(a)
the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(b)
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(c)
the date on which we have issued more than $1.0 billion in non-convertible debt, during the previous 3-year period, issued; or.

(d)
the date on which we are deemed to be a large accelerated filer.

As an emerging growth company we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our Corporate History

Youngevity International, Inc., formerly AL International, Inc., founded in 1996, operates through two segments including the following wholly-owned domestic subsidiaries: AL Global Corporation, which operates our direct selling networks, CLR Roasters, LLC (“CLR”), our commercial coffee business, 2400 Boswell LLC, MK Collaborative LLC, Youngevity Global LLC and the wholly-owned foreign subsidiaries: Youngevity Australia Pty. Ltd., Youngevity NZ, Ltd., Siles Plantation Family Group S.A. (“Siles”), located in Nicaragua, Youngevity Mexico S.A. de CV, Youngevity Israel, Ltd., Youngevity Russia, LLC, Youngevity Colombia S.A.S, Youngevity International Singapore Pte. Ltd., Mialisia Canada, Inc. and Legacy for Life Limited (Hong Kong). We also operate through the BellaVita Group LLC, with operations in Taiwan, Hong Kong, Singapore, Indonesia, Malaysia and Japan. We also operate subsidiary branches of Youngevity Global LLC in the Philippines and Taiwan.

On July 11, 2011, AL Global Corporation, a privately held California corporation (“AL Global”), merged with and into a wholly-owned subsidiary of Javalution Coffee Company, a publicly traded Florida corporation (“Javalution”). After the merger, Javalution reincorporated in Delaware and changed its name to AL International, Inc. In connection with this merger, CLR, which had been a wholly-owned subsidiary of Javalution prior to the merger, continued to be a wholly-owned subsidiary of AL International, Inc. CLR operates a traditional coffee roasting business, and through the merger we were provided access to additional distributors, as well as added the JavaFit® product line to our network of direct marketers.

Effective July 23, 2013, we changed our name from AL International, Inc. to Youngevity International, Inc.

On June 7, 2017, an amendment to our Certificate of Incorporation became effective which effectuated: (i) a 1-for-20 reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock; (ii) a decrease in the number of shares of (a) common stock authorized from 600,000,000 to 50,000,000 and (b) preferred stock authorized from 100,000,000 to 5,000,000.

Our Corporate Headquarters

Our corporate headquarters are located at 2400 Boswell Road, Chula Vista, California 91914. This is also the location of our operations and distribution center. The facility consists of a 59,000 square foot Class A single use building that is comprised 40% of office space and the balance is used for distribution.

Our telephone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

Available Information

Since June 21, 2017, our common stock has been listed on the NASDAQ Capital Market under the symbol “YGYI.” From June 2013 until June 2017, the common stock has been traded on the OTCQX Marketplace operated by the OTC Markets Group under the symbol “YGYI.”

Additional information about our company is contained at our website, http://www.youngevity.com. Information contained on our website is not incorporated by reference into, and does not form any part of, this registration statement. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are electronically filed with, or furnish it to, the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics and the Charters for the Audit Committee and Compensation Committee. Our phone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

RISK FACTORS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital purposes. Our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $75,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Our authorized capital consists of 50 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. As of May 15, 2018, 21,536,069 shares of common stock were issued and outstanding and 542,308 shares of preferred stock were issued and outstanding, of which 161,135 are shares of Series A Convertible Preferred Stock (“Series A Preferred”) and 381,173 are shares of Series B Convertible Preferred Stock (“Series B Preferred”).

Common Stock

We may issue shares of our common stock from time to time. Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on our books, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends on our common stock, and we do not plan to declare any dividends on our common stock in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering when issued will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5 million shares of preferred stock, 161,135 have been designated as Series A Preferred and 1,052,631 have been designated as Series B Preferred, of which 381,173 shares of Series B Preferred are issued. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●
restricting dividends on our common stock;
●
diluting the voting power of our common stock;
●
impairing liquidation rights of our common stock; or
●
delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Preferred Stock

As of May 15, 2018, we have 161,135 shares of Series A Preferred issued and outstanding. The holders of the Series A Preferred Stock are entitled to receive a cumulative dividend at a rate of 8.0% per year, payable annually either in cash or shares of our common stock at our election.  Each share of Series A Preferred is initially convertible into one-tenth of a share of common stock, subject to adjustment. The holders of Series A Preferred are entitled to receive payments upon our liquidation, dissolution or winding up before any amount is paid to the holders of common stock. The holders of Series A Preferred have no voting rights, except as required by law.

Series B Preferred Stock

As of May 15, 2018, we had 381,173 shares of Series B Preferred issued and outstanding. The holders of the Series B Preferred are entitled to receive a cumulative dividend at a rate of 5% per annum payable in cash quarterly in arrears on or about the last day of March, June, September and December of each year beginning June 30, 2018. Each share of Series B Preferred is initially convertible, at the option of the holders, at an initial conversion price of $4.75 per share, into two shares of our common stock and automatically converts into two shares of our common stock on its two-year anniversary of issuance. The holders of Series B Preferred are entitled to receive dividends and payments upon liquidation, dissolution or winding up before any amount is paid to holders of the Series A Preferred and of our common stock. The holders of Series B Preferred have no voting rights, except as required by law.

Outstanding Warrants

As of May 15, 2018, we had issued and outstanding warrants to purchase 2,748,183 shares of common stock at prices ranging from $2.00 to $10.00. All warrants are currently exercisable and expire at various dates through February 2023.

Included in the warrants are (i) warrants to purchase 1,149,712 shares of our common stock that were issued in our 2017 Private Placement and have an exercise price of $5.56 per share of common stock and expire three years after issuance; (ii) warrants to purchase 247,916 shares of our common stock that were issued in our 2015 Private Placement and have an exercise price of $9.00 per share of common stock and expire five years after issuance; (iii) warrants to purchase 102,678 shares of our common stock that were issued in our 2015 Private Placement and have an exercise price of $7.00 per share of common stock and expire three years after issuance; (iv) warrants to purchase 67,857 shares of our common stock that were issued in our 2014 Private Placement and have an exercise price of $7.00 per share of common stock and expire five years after issuance; (v) warrants to purchase 1,022,279 shares of our common stock that were issued in our 2014 Private Placement and have an exercise price of $4.60 per share of common stock and expire five years after issuance; (vi) warrants to purchase 44,624 shares of our common stock issuable upon exercise and have an exercise price of $10.00 per share of common stock and expire in December 2018; (viii) warrants to purchase 75,000 shares of our common stock issuable upon exercise and have an exercise price of $2.00 per share of common stock and expire in May 2020; and (ix) warrants to purchase 38,117 shares of our common stock that were issued to the underwriter’s in our 2018 preferred stock offering and have an exercise price of $5.70 per share of common stock and expire in February 2023.

The Warrants contain cashless exercise provisions in the event a registration statement registering the common stock underlying the Warrants is not effective at the time of exercise and customary anti-dilution protection and registration rights.

Outstanding Options

As of May 15, 2018, we had issued and outstanding options to purchase 1,458,342 shares of common stock with a weighted average exercise price of $4.29. There are currently 862,522 options available for exercise at various dates through 2027.

Restricted Stock Units

As of May 15, 2018, we had issued and outstanding restricted stock units of 487,500 shares of common stock that are issuable upon being vested which were issued under our 2012 Equity Incentive Plan.

Convertible Notes

In August 2014, we completed the 2014 Private Placement and issued notes (the “2014 Notes”) in the aggregate principal amount of $4,750,000 together with warrants to purchase 929,346 shares of common stock at an exercise price of $4.60 per share. The 2014 Notes are currently convertible into 678,568 shares of our common stock at a conversion price of $7.00 per share. The 2014 Notes bear interest at a rate of 8% per annum. We have the right to prepay the 2014 Notes at any time after the one-year anniversary date of the issuance of the 2014 Notes at a rate equal to 110% of the then outstanding principal balance and accrued interest. The 2014 Notes rank senior to all of our debt other than certain senior debt. CLR, our wholly-owned subsidiary, has provided collateral to secure the repayment of the Notes and has pledged its assets (which lien is junior to CLR’s equipment leases but senior to all of its other obligations), all subject to the terms and conditions of a security agreement among us, CLR and the investors. Stephan Wallach, our Chief Executive Officer, has also personally guaranteed the repayment of the 2014 Notes, subject to the terms of a Guaranty executed by him with the investors. In addition, Mr. Wallach has agreed not to sell, transfer or pledge 1.5 million shares of the common stock that he owns so long as his personal guaranty is in effect. As of the date hereof, notes in the principal amount of $4,750,000 remain outstanding.

In November 2015, we completed the 2015 Private Placement and entered into Note Purchase Agreements with three (3) accredited investors pursuant to which we sold senior secured convertible notes (the “2015 Notes”) in the aggregate principal amount of $7,187,500 (which includes $4,000,000 owed on a prior debt that was applied to the purchase of units in this offering), that are convertible into 1,026,784 shares of common stock at a conversion price of $7.00 per share and warrants exercisable to purchase an aggregate of 479,166 shares of common stock from us at a price per share of $9.00. The 2015 Notes are due in October 2018 if the option to convert has not been exercised. The 2015 Notes bear interest at a rate of eight percent (8%) per annum. We have the right to prepay the 2015 Notes at any time after the one-year anniversary date of the issuance of the 2015 Notes at a rate equal to 110% of the then outstanding principal balance and accrued interest. The 2015 Notes rank senior to all of our debt other than certain debt owed to Crestmark Bank, the investors in our prior private placements, a mortgage on property, and any refinancing’s thereof. We and CLR, have provided collateral to secure the repayment of the 2015 Notes and have pledged our assets (which liens are junior to CLR’s equipment leases and junior to the rights of note holders in our prior financings but senior to all of their other obligations), all subject to the terms and conditions of a security agreement among us, CLR and the investors. Stephan Wallach, our Chief Executive Officer, has also personally guaranteed the repayment of the 2015 Notes, subject to the terms of a Guaranty executed by him with the investors. In addition, Mr. Wallach has agreed not to sell, transfer or pledge the 1.5 million shares of the common stock that are currently pledged as collateral to a previous financing so long as his personal guaranty is in effect. As of the date hereof, the 2015 Notes in the principal amount of $3,000,000 remain outstanding.

Registration Rights

In connection with our 2017 Private Placement, we also entered into the “Registration Rights Agreement” with the investors in the 2017 Private Placement. The Registration Rights Agreement requires that we file a registration statement (the “Initial Registration Statement”) with the SEC within 90 days of the final closing date of the 2017 Private Placement for the resale by the investors of all of the shares common stock underlying the senior convertible notes and warrants and all shares of common stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto (the “Registrable Securities”) and that the Initial Registration Statement be declared effective by the SEC within 180 days of the final closing date of the 2017 Private Placement or if the registration statement is reviewed by the SEC 210 days after the final closing date or the 2017 Private Placement. Upon the occurrence of certain events (each an “Event”), we will be required to pay to the investors liquidated damages of 1.0% of their respective aggregate purchase price upon the date of the Event and then monthly thereafter until the Event is cured. In no event may the aggregate amount of liquidated damages payable to each of the investors exceed in the aggregate 10% of the aggregate purchase price paid by such investor for the Registrable Securities. The registration statement was declared effective by the SEC on September 27, 2017.

Potential Anti-Takeover Effects

Certain provisions set forth in our Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our Certificate of Incorporation contains a provision that permits us to issue, without any further vote or action by the stockholders, up to five million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

In particular our bylaws and Delaware General Corporate Law, as applicable, among other things:

●
Provide the board of directors with the ability to alter the bylaws without stockholder approval; and

●
Provide that vacancies on the board of directors may be filled by a majority of directors in the office, although less than a quorum.

While the foregoing provision of our certificate of incorporation, and provisions of Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Listing of Common Stock

Our common stock is currently listed on the NASDAQ Capital Market under the trading symbol “YGYI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●
the title;

●
the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●
any limit on the amount that may be issued;

●
whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●
the maturity date;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●
the terms of the subordination of any series of subordinated debt;

●
the place where payments will be made;

●
restrictions on transfer, sale or other assignment, if any;

●
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●
whether the indenture will restrict our ability or the ability of our subsidiaries to:

o
incur additional indebtedness;

o
issue additional securities;

o
create liens;

o
pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o
redeem capital stock;

o
place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o
make investments or other restricted payments;

o
sell or otherwise dispose of assets;

o
enter into sale-leaseback transactions;

o
engage in transactions with stockholders or affiliates;

o
issue or sell stock of our subsidiaries; or

o
effect a consolidation or merger;

●
whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●
a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●
information describing any book-entry features;

●
the applicability of the provisions in the indenture on discharge;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●
if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●
if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●
if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●
the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●
to fix any ambiguity, defect or inconsistency in the indenture;

●
to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●
to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●
to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●
to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●
to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●
extending the stated maturity of the series of debt securities;

●
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●
register the transfer or exchange of debt securities of the series;

●
replace stolen, lost or mutilated debt securities of the series;

●
maintain paying agencies;

●
hold monies for payment in trust;

●
recover excess money held by the trustee;

●
compensate and indemnify the trustee; and

●
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt. The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●
the offering price and aggregate number of warrants offered;

●
the currency for which the warrants may be purchased;

●
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●
the terms of any rights to redeem or call the warrants;

●
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●
the dates on which the right to exercise the warrants will commence and expire;

●
the manner in which the warrant agreements and warrants may be modified;

●
United States federal income tax consequences of holding or exercising the warrants;

●
the terms of the securities issuable upon exercise of the warrants; and

●
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●
any provisions of the governing unit agreement that differ from those described below; and

●
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●
how it handles securities payments and notices;

●
whether it imposes fees or charges;

●
how it would handle a request for the holders’ consent, if ever required;

●
whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will typically be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●
if we notify any applicable trustee that we wish to terminate that global security; or

●
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●
through agents to the public or to investors;

●
to underwriters for resale to the public or to investors;

●
in negotiated transactions;

●
through block trades;

●
directly to investors; or

●
through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●
at a fixed price or prices, which may be changed;

●
at market prices prevailing at the time of sale;

●
at prices related to such prevailing market prices; or

●
at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●
the name or names of any agents or underwriters;

●
the purchase price of the securities being offered and the proceeds we will receive from the sale;

●
any over-allotment options under which underwriters may purchase additional securities from us;

●
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●
any public offering price;

●
any discounts or concessions allowed or re-allowed or paid to dealers; and

●
any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415 under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Youngevity International, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mayer Hoffman McCann P.C., an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after (i) the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering and (ii) the date of this prospectus and before the completion of the offerings of the shares of our common stock included in this prospectus:

●
Our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2017 (File No. 001-38116);

●
Our quarterly report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 14, 2018 (File No. 001-38116);

●
Our current reports on Form 8-K filed with the SEC on January 23, 2018, February 14, 2018, March 8, 2018, March 16, 2018 and April 2, 2018 (File No. 001-38116);

●
The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on June 15, 2017 (File No. 001-38116); and

●
The description of our preferred stock set forth in our registration statement on Form 8-A12G, filed with the SEC on February 12, 2018 (File No. 000-54900).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914, (619) 934-3980.

YOUNGEVITY INTERNATIONAL, INC.

Common Stock

___________________________________

Prospectus Supplement

___________________________________

The Benchmark Company LLC

January 7, 2019